UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18958	20-1282850
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10615 Professional Circle, Suite 201, Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (855) 807-8776

Grote Molen, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report is the form of presentation that BlackRidge Technology International, Inc. (the "Company") expects to use in connection with its presentations to certain potential investors in the Company at the 7th Annual LD Micro Invitational conference to be held in Los Angeles, LA on June 6 and 7, 2017.

Item 8.01.  Other Events.

On June 5, 2017, the Company issued a press release announcing the Company's participation and presentation at the 7th Annual LD Micro Invitational conference where the Company will announce the Company's intention to issue Restricted Stock Units ("RSU") as compensation for back-pay owed and will include a presentation of the Company's interim pro forma balance sheet reflecting the reduction of liabilities as a result of the RSU issuance. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

99.1	Presentation

99.2	Press Release, dated June 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRidge Technology International, Inc.

Date: June 6, 2017	By:	/s/ Robert Graham
Robert Graham
Chief Executive Officer